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                                                                   EXHIBIT 99.2

                            GENERAL RE CORPORATION

                            PROXY FOR COMMON STOCK
                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                              SEPTEMBER 18, 1998

  The undersigned stockholder of General Re Corporation ("General Re") hereby appoints Ronald E. Ferguson, James E. Gustafson, Charles F. Barr, Elizabeth A. Monrad and Robert D. Graham, as attorneys, agents, and proxies of the undersigned, with full power of substitution in each of them, to vote, in the name and on behalf of the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of General Re to be held on September 18, 1998 at 10:00 a.m., at Financial Centre, 695 East Main Street, Stamford, Connecticut, and at all adjournments thereof, all of the shares of Common Stock of General Re which the undersigned would be entitled to vote if personally present, with all powers the undersigned would possess if personally present.

  PROPOSAL: To approve and adopt the Agreement and Plan of Mergers dated June 19, 1998 (the "Merger Agreement") by and between General Re and Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), and to approve the transactions contemplated thereby, including either the merger of General Re with Steven Merger Sub Inc., a Delaware corporation ("Merger Sub B"), pursuant to a Plan of Merger between General Re, NBH, Inc., a Delaware corporation, and Merger Sub B, or the Alternative Transaction (as defined in the Proxy Statement) involving the merger of General Re with a subsidiary of Berkshire pursuant to a plan of Merger between General Re, Berkshire and such subsidiary.

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
             [_] FOR                [_] AGAINST              [_] ABSTAIN
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  The undersigned hereby acknowledged receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus (the "Proxy Statement") dated August 12, 1998 relating to the Special Meeting.

  ALL SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND SENT BUT NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. SHARES WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING FOR WHICH DISCRETIONARY AUTHORITY MAY BE GRANTED. PROXIES NOT RECEIVED OR VOTES TO ABSTAIN WILL BE TREATED AS VOTES AGAINST THE PROPOSALS.

  Any of said proxies or their substitutes who shall be present and act, or if only one shall attend, then that one, shall have and may exercise all the powers of said proxies hereunder.

                                          Dated: _______________________ , 1998

                                          _____________________________________
                                                       (SIGNATURE)

                                          _____________________________________
                                                (JOINT OWNER'S SIGNATURE)

                                          Please sign exactly as your name
                                          appears. When signing as an
                                          attorney, guardian, executor,
                                          administrator, or trustee, please
                                          give title. If the signer is a
                                          corporation, please give the full
                                          corporate name, and sign by a duly
                                          authorized officer showing the
                                          officer's title. EACH joint owner is
                                          required to sign.

                PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY.
                     YOUR COOPERATION WILL BE APPRECIATED.